EXHIBIT 10.20

THIRD AGREEMENT TO MODIFY LOAN AGREEMENT

THIS THIRD AGREEMENT TO MODIFY LOAN AGREEMENT (“Agreement”), dated as of January 26, 2004, by and between WILLIAM LYON HOMES, INC., a California corporation (“Borrower”), and CALIFORNIA BANK & TRUST, a California banking corporation (“Lender”), with reference to the following facts:

RECITALS

A. Borrower originally agreed to borrow a sum not to exceed Fifty Million Dollars ($50,000,000.00) (“Loan”) from Lender for the purpose of providing Borrower with funding for the acquisition and development of residential lots, the construction of existing and future residential home projects, and the issuance of letters of credit for the payment of costs incurred or associated with said projects. The terms and conditions of the Loan are more particularly set forth in that certain Revolving Line of Credit Loan Agreement (Borrowing Base) dated as of September 21, 2000, by and between Borrower and Lender (as the same has been or may be amended or modified from time to time, Loan Agreement”). All capitalized terms not specifically defined herein shall have the meanings given to such terms in the Loan Agreement.

B. The Loan is evidenced by an Second Amended and Restated Construction Loan Promissory Note dated for reference purposes as of December 13, 2002, given by Borrower to Lender (as the same has been and may be amended from time to time, “Note”).

C. This Agreement, the Note and the other documents evidencing or relating to the Loan collectively shall be referred to as the “Loan Documents.”

D. Borrower has requested that Lender modify the Loan by increasing the maximum “LOCCommitment Amount” (as defined in the Loan Agreement) from Five Million Dollars ($5,000,000.00) to Six Million Dollars ($6,000,000.00) (“New LOC Commitment Amount”).

E. Lender is willing to consent to the modifications to the Loan Documents set forth herein subject to the conditions set forth below. The date of this Agreement shall be referred to as the “Modification Closing Date.”

TERMS AND CONDITIONS

NOW, THEREFORE, in consideration of the foregoing premises and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Recitals. The preamble, recitals and any exhibits hereto are hereby incorporated into this Agreement.

2. Increase in LOC Commitment Amount.

(a) Increase in the LOC Commitment Amount. From and after the Modification Closing Date, the maximum LOC Commitment Amount is hereby increased from the current amount of Five Million Dollars ($5,000,000.00) to the New LOC Commitment Amount of Six Million Dollars

($6,000,000.00). All references in the Loan Documents to the maximum LOC Commitment Amount shall be revised to refer to the New LOC Commitment Amount set forth herein.

(b) The description of the maximum LOC Commitment Amount set forth in Section 2.2.1(ii) of the Loan Agreement shall be deleted and replaced with the following provision:

“(ii) The Available Commitment for all Letters of Credit to be issued hereunder shall be no greater than the LOC Total Commitment Amount of Six Million Dollars ($6,000,000.00).”

3. Conditions Precedent. In no event shall Lender have any obligation to close this transaction unless and until all of the following conditions are satisfied:

3.1. No Defaults. There shall be no: (a) uncured, material default hereunder or under the Loan Documents, (b) continuing representation, covenant or warranty hereunder or under the Loan Documents that is false or misleading in any manner, and (c) event currently existing which, with the passage of time, will result in a material default or the falsity of any continuing representation, covenant or warranty hereunder or under the Loan Documents.

3.2. No Financial Change. There has been no material adverse change in Borrower’s, financial condition since the closing of the Loan.

3.3. Payment Of Lender’s Costs. Borrower shall pay all of Lender’s costs and expenses incurred in connection with the documentation and closing of the modifications to the Loan Documents described herein, including without limitation all attorneys’ fees and other closing fees and costs.

3.4. Additional Documents. Lender shall have received all additional documents executed by Borrower, as required by Lender in connection with this Agreement.

4. Representations and Warranties. Borrower hereby represents and warrants to Lender as follows:

4.1. No Default. No default or event of default under any of the Loan Documents has occurred that remains uncured, and no event has occurred which, with the giving of notice or the passage of time, or both, would constitute a default or an event of default under any of the Loan Documents.

4.2. Representations and Warranties. As of the date hereof, all of the warranties and representations contained in all of the Loan Documents remain true, correct, complete and accurate.

4.3. No Claims or Defenses. As of the date hereof, neither Borrower nor its managing member has any claims against Lender nor defenses to the enforcement of any of the Loan Documents in accordance with their respective terms, as amended by this Agreement.

4.4. Financial Covenants. Borrower acknowledges and agrees that the financial covenants contained in the Loan Documents are in full force and effect and shall be monitored by Lender based on the financial reports to be provided under the Loan Agreement.

4.5. Satisfaction of Conditions. All of the conditions precedent set forth above have been fully satisfied.

5. Further Assurances. Borrower agrees to perform such other and further acts, and to execute such additional documents, agreements, notices or financing statements, as Lender deems necessary or desirable from time to time to create, preserve, continue, perfect, validate or carry out any of Lender’s rights under this Agreement and the other Loan Documents.

6. Integration. All rights, remedies, powers and interest provided for Lender herein are in addition to the rights, remedies, powers and interests provided for Lender in the Loan Documents, the terms and provisions of which are incorporated herein by this reference and made a part hereof. If and to the extent any term or provision hereof is inconsistent with any term or provision of the Loan Documents, the term or provision of this Agreement shall prevail.

7. Entire Agreement; Amendments. This Agreement and the other Loan Documents contain the entire agreement between Borrower and Lender with respect to the Loan Documents, and all prior negotiations, commitments, understandings and agreements are superseded by this Agreement and the Loan Documents. No amendment, modification, supplement, extension, termination or waiver of any provision of this Agreement, any Loan Document, or any other agreement executed in connection with any of the foregoing shall be effective unless in writing and signed by Lender and Borrower, and then only in the specific instance and for the specific purpose given.

8. Governing Law. The Loan Documents shall be governed by, and construed and enforced in accordance with, the internal laws of the State of California, without regard to its conflict of laws principles.

9. Section Headings. The section headings of this Agreement are included for convenience only, and shall not affect the construction or interpretation of any provision of this Agreement.

10. Attorneys’ Fees. If any action or other proceeding is brought to interpret or enforce any provision of this Agreement, the prevailing party shall be entitled to recover attorneys’ fees and expenses.

11. Binding Effect. This Agreement and the other Loan Documents shall be binding upon, and shall inure to the benefit of, Borrower and Lender and their respective successors and assigns, or heirs and personal representatives, as applicable, subject to any provision of the Loan Documents restricting transfers of the Property.

12. Severability of Provisions. No provision of this Agreement or any other Loan Document that is held to be inoperative, unenforceable and invalid shall affect the remaining provisions, and this and all provisions of this Agreement and the Loan Documents are hereby declared to be severable.

13. Miscellaneous. No reference to this Agreement is necessary in any instrument or document at any time referring to the Loan Documents. A reference to the Loan Documents shall be deemed a reference to such document as modified hereby.

14. No Commitment. The furnishing of this Agreement and other modification documents shall in no way be construed as a commitment by Lender to modify, amend, extend or otherwise alter the Loan Documents. Lender shall be under no obligation to close the transaction evidenced by this Agreement unless this Agreement and all related documents are returned to Lender fully executed by Borrower, and unless this Agreement is actually executed by Lender and delivered to Borrower.

15. No Other Amendments. Except as expressly amended herein, the Loan Agreement, and all of the other Loan Documents remain unmodified and in full force and effect.

16. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which, when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement has been executed by Borrower and Lender as of the date first above written.

BORROWER: WILLIAM LYON HOMES, INC., a California corporation

By:	/s/ RICHARD S. ROBINSON
Name: Richard S. Robinson Title: Senior Vice President

By:	/s/ MICHAEL D. GRUBBS
Name: Michael D. Grubbs Title: Senior Vice President

LENDER: CALIFORNIA BANK & TRUST, a California banking corporation

By:	/s/ ERIN JOHNSEN
Name: Erin Johnsen Its: Vice President

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